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                                                                    Exhibit 4.13


                                                EXECUTION COPY



                                THIRD AMENDMENT
                                      TO
                  THE CHEVY CHASE MASTER CREDIT CARD TRUST II
                        POOLING AND SERVICING AGREEMENT



          THIS THIRD AMENDMENT (this "Third Amendment") TO THE CHEVY CHASE MASTER CREDIT CARD TRUST II POOLING AND SERVICING AGREEMENT (as previously amended, the "Agreement"), dated as of June 26, 1997, is by and among CHEVY CHASE BANK, F.S.B., a federally chartered stock savings bank, as Transferor and Servicer, CCB HOLDING CORPORATION, a Delaware corporation, as Transferor, and BANKERS TRUST COMPANY, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 1995, among Chevy Chase Bank, F.S.B., as Transferor and Servicer, CCB Holding Corporation, as Transferor, and the Trustee.

          WHEREAS Section 13.01(a) of the Agreement permits amendment of the Agreement or any Supplement on the terms and conditions therein specified; and

          WHEREAS the Transferors and the Trustee wish to amend the Agreement and certain of the Supplements thereto as provided herein;

          NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Amendment of Section 1.01. Section 1.01 of the Agreement
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shall be amended by deleting the last sentence of the definition of "Receivable"
and substituting in its place the following:

               Receivables that become Defaulted Receivables (and any other Receivables in any Account that are charged off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card receivables comparable to the Receivables) shall not be shown on the Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables (or are so charged off).

          SECTION 2. Amendment of Section 2.07(c). Section 2.07(c) of the
                     ----------------------------
Agreement shall be amended by deleting the sentence that was added at the end of such Section pursuant to the First Amendment to the Agreement.
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          SECTION 3. Amendment of Section 2.08(b)(ii). Section 2.08(b)(ii) of
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the Agreement shall be amended by deleting the current Section 2.08(b)(ii) and substituting in its place the following:

               (ii) conduct its affairs strictly in accordance with its Certificate of Incorporation, dated as of September 28, 1994, as amended on March 30, 1995, June 22, 1995, March 28, 1996 and June 24, 1997;

          SECTION 4. Amendment of Section 8.09. Section 8.09 of the Agreement
                     -------------------------
shall be amended by deleting the current Section 8.09 and substituting in its place the following:

               Section 8.09. Custodial Agreement. The Servicer shall enter into,
                             -------------------
          and act as servicer under (i) the Custodial Agreement, dated as of March 28, 1996 (the "1996-A Custodial Agreement"), among the Transferors, Bankers Trust Company, as trustee of Chevy Chase 1996-A Spread Account Trust, and Bankers Trust Company, as custodian and (ii) the Custodial Agreement, dated as of June 26, 1997 (the "1997-A Custodial Agreement", and together with the 1996-A Custodial Agreement, the "Custodial Agreements") among the Transferors, Bankers Trust Company, as trustee of Chevy Chase 1997-A Spread Account Trust, and Bankers Trust Company, as custodian. Additionally, any Successor Servicer appointed in accordance with Section 10.02 shall succeed to the rights and obligations of the servicer under the Custodial Agreements.

          SECTION 5. Amendment of Section 2.01 of the Series 1995-A Supplement,
                     ---------------------------------------------------------
Series 1995-B Supplement and Series 1995-C Supplement. Section 2.01 of (i) the
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Series 1995-A Supplement, dated as of June 1, 1995, (ii) the Series 1995-B
Supplement, dated as of September 1, 1995, and (iii) the Series 1995-C Supplement, dated as of December 1, 1995, shall be amended by deleting the current definition of "Loan Agreement" and substituting in its place the following:

          "Loan Agreement" shall mean the agreement among the Transferors, the
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     Trustee and the Cash Collateral Depositor, dated as of the Closing Date, as amended from time to time.

          SECTION 6. Effectiveness. The amendments provided for by this Third
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Amendment shall become effective as of the day and year first above written upon the occurrence of each of the following events:

          (a) the Rating Agency Condition shall have been satisfied with respect to this Third Amendment;

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          (b)  the Transferors shall each have delivered to the Trustee an
     Officer's Certificate to the effect that such Transferor reasonably believes that the amendments to the Agreement and the Supplements effected by this Third Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder;

          (c) the Servicer shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel pursuant to Section 13.02(d)(i) of the Agreement to the effect specified in Exhibit H-1 of the Agreement; and

          (d) the Trustee and the Transferors shall have received counterparts of this Third Amendment, duly executed by the parties hereto.

          SECTION 7. Agreement in Full Force and Effect as Amended. Except as
                     ---------------------------------------------
specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement and the Supplements in any other document or instrument shall be deemed to mean the Agreement and the Supplements as amended by this Third Amendment. This Third Amendment shall not constitute a novation of the Agreement and the Supplements, but shall constitute an amendment thereof.

          SECTION 8. Counterparts. This Third Amendment may be executed in any
                     ------------
number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 9. Governing Law. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 10. Defined Terms. Capitalized terms used herein and not
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otherwise defined shall have the meanings assigned to such terms in the
Agreement.

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          IN WITNESS WHEREOF, Chevy Chase Bank, F.S.B., CCB Holding Corporation
and the Trustee have caused this Third Amendment to be duly executed by their respective officers as of the day and year first above written.



                              CHEVY CHASE BANK, F.S.B.,
                              as Transferor and Servicer


                              By: /s/ Joel A. Friedman
                                  ---------------------------------
                                  Name:  Joel A. Friedman
                                  Title: Senior Vice President and
                                         Controller


                              CCB HOLDING CORPORATION,
                              as Transferor


                              By: /s/ Jessica L. Parker
                                  ---------------------------------
                                  Name:  Jessica L. Parker
                                  Title: President


                              BANKERS TRUST COMPANY,
                              as Trustee


                              By: /s/ Louis Bodi
                                  ---------------------------------
                                  Name:  Louis Bodi
                                  Title: Vice President